News Release

Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2017

Fourth Quarter 2017 Highlights:

•	Record sales $1.15 billion, 12% year-on-year growth

•	Gross margin 19.6%

Full Year 2017 Highlights:

•	Record sales $4.2 billion, 8% year-on-year growth

•	Net income $261 million, earnings per diluted share $1.09

•	EBITDA $971 million, net cash provided by operating activities $618 million and free cash flow $209 million

•	Gross margin 18.1%

TEMPE, Ariz. - February 12, 2018 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“Fourth quarter results were above the high end of our guidance, with sales up 12% year-over-year and 1% sequentially," said Steve Kelley, Amkor’s president and chief executive officer. “For full year 2017, we delivered record sales of $4.2 billion, an increase of nearly $300 million, or 8%, over 2016. Strong demand across all of our end markets, particularly mobile communications, combined with solid execution on our strategic initiatives in automotive, Greater China and advanced System-in-Package (SiP), produced another good year of profitable growth for Amkor.”

“Record fourth quarter sales drove gross margin well above the high end of guidance,” said Megan Faust, Amkor’s corporate vice president and chief financial officer. “Our results also benefitted from the completion of our Japan factory consolidation in the quarter. Our CapEx discipline and prudent asset management generated 209 million dollars of free cash flow in 2017, our third consecutive year of free cash flow growth."

Results	Q4 2017	Q3 2017	Q4 2016	2017	2016
	($ in millions, except per share amounts)
Net sales	$1,148	$1,135	$1,022	$4,186	$3,894
Gross margin	19.6%	19.1%	22.2%	18.1%	17.9%
Net income attributable to Amkor[1]	$101	$54	$100	$261	$164
Earnings per diluted share[1]	$0.42	$0.23	$0.42	$1.09	$0.69
EBITDA[1,2]	$256	$243	$281	$971	$855
Net cash provided by operating activities	$204	$214	$238	$618	$729
Free cash flow[1,2]	$76	$74	$117	$209	$140

1) Q4 2017 net income includes an estimated one-time net tax benefit of $42 million, or $0.17 per diluted share, primarily due to the reversal of a valuation allowance on certain U.S. deferred tax assets as a result of the enactment of U.S. tax reform. In Q4 2016, we received approximately $26 million of insurance proceeds related to the second quarter 2016 Japan earthquakes which contributed 250 basis points to gross margin and $0.08 to earnings per diluted share. Full year 2017 net income also includes an after-tax gain of $82 million, or $0.34 per diluted share, from the sale of our K1 factory in Korea.

2) EBITDA and free cash flow are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under "Selected Operating Data."

Cash and cash equivalents were $600 million, and total debt was $1.4 billion, at December 31, 2017.

Business Outlook

“We expect first quarter 2018 revenues to be around $1.02 billion, up 12% year-on-year," said Kelley.

First quarter 2018 outlook:

•	Net sales of $0.98 billion to $1.06 billion, up 7% to 16% from the first quarter 2017

•	Gross margin of 14% to 16%

•	Net loss of $5 million to net income of $25 million, or ($0.02) to $0.11 per diluted share

•	Full year 2018 capital expenditures of around $600 million

Conference Call Information

Amkor will conduct a conference call on Monday, February 12, 2018, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 4297967). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit www.amkor.com.

Contacts:

Amkor Technology, Inc.

Megan Faust
Corporate Vice President & Chief Financial Officer
480-786-7707
megan.faust@amkor.com

Greg Johnson
Vice President, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2017	Q3 2017	Q4 2016	2017	2016
Net Sales Data:
Net sales (in millions):
Advanced products[1]	$581	$554	$451	$1,950	$1,680
Mainstream products[2]	567	581	571	2,236	2,214
Total net sales	$1,148	$1,135	$1,022	$4,186	$3,894

Packaging services	82%	82%	83%	82%	82%
Test services	18%	18%	17%	18%	18%

Net sales from top ten customers	68%	67%	66%	67%	67%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers)[3]:
Communications (smartphones, tablets, handheld devices)	48%	45%	42%	43%	42%
Automotive, industrial and other (driver assist, infotainment, safety, performance)	23%	25%	26%	26%	26%
Computing (data center, PC/laptops, infrastructure, storage)	17%	17%	18%	18%	18%
Consumer (television, set-top boxes, personal electronics)	12%	13%	14%	13%	14%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	37.5%	37.1%	36.6%	36.4%	37.2%
Labor	14.5%	15.2%	14.5%	15.6%	15.3%
Other manufacturing[4]	28.4%	28.6%	26.7%	29.9%	29.6%
Gross margin	19.6%	19.1%	22.2%	18.1%	17.9%

1) Advanced products include flip chip and wafer-level processing and related test services
2) Mainstream products include wirebond packaging and related test services
3) Based on our periodic evaluation of end markets, we aggregated our networking end market into our computing end market. All prior periods have been retrospectively recasted to conform with current year presentation.
4) Fourth quarter and full year 2016 results include approximately $26 million of insurance proceeds related to the second quarter 2016 Japan earthquakes

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
	Q4 2017	Q3 2017	Q4 2016	2017	2016
	(in millions)
EBITDA Data:
Net income	$102	$56	$101	$265	$167
Plus: Interest expense	20	20	22	85	85
Plus: Income tax expense (benefit)	(13)	19	19	39	48
Plus: Depreciation & amortization	147	148	139	582	555
EBITDA	$256	$243	$281	$971	$855

In the press release above we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital expenditures. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	Q4 2017	Q3 2017	Q4 2016	2017	2016
	(in millions)
Free Cash Flow Data:
Net cash provided by operating activities	$204	$214	$238	$618	$729
Less: Purchases of property, plant and equipment	(137)	(142)	(168)	(551)	(650)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment	9	2	47	142	61
Free cash flow	$76	$74	$117	$209	$140

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net sales	$1,148,423	$1,021,613	$4,186,497	$3,893,635
Cost of sales	922,929	794,426	3,429,224	3,198,158
Gross profit	225,494	227,187	757,273	695,477
Selling, general and administrative	77,410	67,437	297,455	284,331
Research and development	37,956	33,061	166,614	117,206
Gain on sale of real estate	—	—	(108,109)	—
Total operating expenses	115,366	100,498	355,960	401,537
Operating income	110,128	126,689	401,313	293,940
Interest expense	20,106	21,172	83,839	79,668
Interest expense, related party	—	1,242	1,715	4,969
Other (income) expense, net	861	(15,461)	11,889	(5,854)
Total other expense, net	20,967	6,953	97,443	78,783
Income before taxes	89,161	119,736	303,870	215,157
Income tax expense (benefit)	(12,782)	18,534	38,982	47,853
Net income	101,943	101,202	264,888	167,304
Net income attributable to noncontrolling interests	(1,173)	(939)	(4,182)	(3,114)
Net income attributable to Amkor	$100,770	$100,263	$260,706	$164,190

Net income attributable to Amkor per common share:
Basic	$0.42	$0.42	$1.09	$0.69
Diluted	$0.42	$0.42	$1.09	$0.69
Shares used in computing per common share amounts:
Basic	239,128	238,190	238,937	237,416
Diluted	239,814	239,187	239,651	238,034

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2017	2016
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$596,364	$549,518
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	692,287	563,107
Inventories	326,492	267,990
Other current assets	33,727	27,081
Total current assets	1,650,870	1,409,696
Property, plant and equipment, net	2,695,065	2,564,648
Goodwill	25,036	24,122
Restricted cash	4,487	3,977
Other assets	146,051	89,643
Total assets	$4,521,509	$4,092,086

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$123,848	$35,192
Trade accounts payable	569,085	487,430
Capital expenditures payable	294,258	144,370
Accrued expenses	374,598	338,669
Total current liabilities	1,361,789	1,005,661
Long-term debt	1,240,581	1,364,638
Long-term debt, related party	—	75,000
Pension and severance obligations	182,216	166,701
Other non-current liabilities	46,144	76,682
Total liabilities	2,830,730	2,688,682

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	285	284
Additional paid-in capital	1,903,357	1,895,089
Accumulated deficit	(42,851)	(303,557)
Accumulated other comprehensive income (loss)	22,519	6,262
Treasury stock	(215,982)	(214,490)
Total Amkor stockholders’ equity	1,667,328	1,383,588
Noncontrolling interests in subsidiaries	23,451	19,816
Total equity	1,690,779	1,403,404
Total liabilities and equity	$4,521,509	$4,092,086

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net income	$264,888	$167,304
Depreciation and amortization	581,940	555,186
Gain on sale of real estate	(108,109)	—
Proceeds from insurance recovery for property, plant and equipment	—	(15,166)
Deferred income taxes	(42,998)	(1,746)
Other operating activities and non-cash items	424	8,902
Changes in assets and liabilities	(77,878)	14,922
Net cash provided by operating activities	618,267	729,402

Cash flows from investing activities:
Payments for property, plant and equipment	(550,943)	(650,038)
Proceeds from sale of property, plant and equipment	141,530	45,635
Proceeds from insurance recovery for property, plant and equipment	—	15,166
Acquisition of business, net of cash acquired	(43,771)	—
Other investing activities	(1,648)	(190)
Net cash used in investing activities	(454,832)	(589,427)

Cash flows from financing activities:
Proceeds from revolving credit facilities	75,000	125,000
Payments of revolving credit facilities	—	(255,000)
Proceeds from short-term debt	77,781	49,131
Payments of short-term debt	(70,236)	(49,500)
Proceeds from issuance of long-term debt	223,976	46,000
Payments of long-term debt	(405,269)	(32,078)
Payments of long-term debt, related party	(17,837)	—
Payment of deferred consideration for purchase of facility	(3,890)	—
Payments of capital lease obligations	(5,340)	(2,543)
Proceeds from issuance of stock through share-based compensation plans	3,124	8,247
Other financing activities	(2,195)	(1,436)
Net cash (used in) provided by financing activities	(124,886)	(112,179)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	8,807	351

Net increase in cash, cash equivalents and restricted cash	47,356	28,147
Cash, cash equivalents and restricted cash, beginning of period	555,495	527,348
Cash, cash equivalents and restricted cash, end of period	$602,851	$555,495

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including the impact of recent U.S. tax reform), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•
there can be no assurance regarding when our new K5 factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in packaging and test manufacturing yields;

•	dependence on international operations and fluctuations in foreign currency exchange rates, particularly in Japan and Korea;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations, including regulatory efforts by foreign governments to support local competitors; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2016 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.